EXHIBIT 99.3

                                ESCROW AGREEMENT

     This Escrow Agreement (the "ESCROW AGREEMENT") is made and entered into this 6th day of January, 2000, by and among Red Hat, Inc., a Delaware corporation ("RED HAT"), and the Shareholders whose names are listed on EXHIBIT A, attached hereto and made a part hereof (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"), by and through Lawrence J. Weidman, as their representative (the "SHAREHOLDER Representative").

                                    RECITALS

     A. Red Hat and Lawrence J. Weidman and L. Todd Masco (the "PRINCIPAL SHAREHOLDERS") are parties to an Agreement and Plan of Merger, dated January 4, 2000, by and among Red Hat, the Principal Shareholders, HKS Acquisition Co., a Pennsylvania corporation, and Hell's Kitchen Systems, Inc., a Pennsylvania corporation ("HKS") (the "MERGER Agreement").

     B. Pursuant to the Merger Agreement, the Shareholders have agreed to place in escrow a certificate representing for 47,801 shares of Parent Stock (collectively, the "ESCROW SHARES"). The number of Escrow Shares placed into escrow attributable to each Shareholder is set forth opposite his or her name on EXHIBIT A.

     C. The Shareholders have appointed the Shareholder Representative to act as their agent and representative in connection with this Agreement and the Escrow Shares.

     D. The Shareholders, acting through the Shareholder Representative, and Red Hat have agreed that Red Hat shall retain and release the Escrow Shares pursuant to the terms hereof.

     E. Capitalized terms used in this Agreement but not defined herein shall have the meanings provided in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. DELIVERY OF ESCROW SHARES. At the Closing, upon the execution hereof by Red Hat and the Shareholder Representative, Red Hat will retain a certificate issued in the name of the Shareholder Representative as agent for the Shareholders evidencing the Escrow Shares, and the Shareholder Representative will deliver to Red Hat a stock power duly executed in blank substantially in the form set forth as Exhibit B hereto.

     2. RIGHTS IN ESCROW SHARES. Except as provided herein, all legal and beneficial ownership rights to the Escrow Shares, including, but not limited to, any right to vote or to receive distributions, shall remain with the Shareholder Representative, as agent for the Shareholders, during such time as the Escrow Shares are retained by Red Hat. Shares issuable as a result of stock dividends, stock splits and other shares issued in respect of the Escrow Shares shall be issued in the name of the Shareholder Representative, as agent for the Shareholders, and shall be retained as Escrow Shares pursuant to the terms of this Agreement. Exhibit A may be revised from time to time to reflect any such stock dividends, stock splits and other shares issued in respect of the Escrow Shares.

     3. Release of Holdback Escrow Shares. Red Hat agrees to disburse the Escrow Shares as follows:

        a. SET-OFF SHARES. In the event that

           (i) there is no dispute that Red Hat is entitled to indemnification for any Loss pursuant to Article XI of the Merger Agreement, or

           (ii) it is finally determined by arbitration conducted in accordance with Section 13.12 of the Merger Agreement that Red Hat is entitled to indemnification for any Loss pursuant to Article XI of the Merger Agreement, then Red Hat shall be entitled to retain Escrow Shares having a value (determined as set forth in Section 3 below) equal to the full amount of such Loss(es) (the "Set-Off Shares"). Such value and the number of Escrow Shares corresponding to it shall be attributed to the Shareholders on a pro rata basis in accordance with the percentage set forth opposite each Shareholder's name on Exhibit A, rounded up or down to the nearest whole share (hereinafter their "Pro Rata Share"). Any undisputed entitlement of Red Hat to indemnification pursuant to Article XI of the Merger Agreement or any final determination by arbitration in accordance with Section 13.12 of the Merger Agreement that Red Hat is entitled to indemnification pursuant to Article XI of the Merger Agreement shall be referred to herein as a "Claim" or, if multiple, "Claims". For purposes of determining the number of Escrow Shares equivalent to the dollar value of payments to which Red Hat is entitled under this Agreement, the Escrow Shares shall be valued at the average of the closing price per share of Parent Stock on the NASDAQ National Market on the ten (10) trading days immediately preceding the date on which Red Hat is entitled to retain Escrow Shares pursuant to the occurrence of one of the events described in paragraph 3(a)(i) or (ii) above.

          b. RELEASE OF ESCROW. Subject to this Paragraph 3(b), on the eighteen
     (18) month anniversary of the Closing Date (the "ESCROW RELEASE DATE"), Red Hat shall release to each Shareholder his or her Pro Rata Share of the Escrow Shares, less the sum of (i) his or her Pro Rata Share of that number of Escrow Shares that shall have been used to satisfy any Claims, and (ii) his or her Pro Rata Share of any Retained Shares (defined below), together with a corresponding stock power. In the event that there are any Claims which are unresolved on the Escrow Release Date, Red Hat shall retain in the escrow account such number of Escrow Shares as, in the reasonable judgment of Red Hat and the Shareholder Representative, are necessary to satisfy any such unsatisfied Claim(s) until such Claim(s) has been fully and finally resolved (the "RETAINED SHARES"). Red Hat and the Shareholder Representative shall attempt in good faith within thirty (30) calendar days after the Escrow Release Date (the "RETENTION RESOLUTION PERIOD") to agree upon the number of Retained Shares necessary to satisfy any such unsatisfied Claims. If Red Hat and the Shareholder Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by Red Hat and the Shareholder Representative, and Red Hat shall distribute and/or retain such Escrow Shares in accordance with the terms thereof. If Red Hat and the Shareholder Representative cannot agree within the Retention Resolution Period, the number of Retained Shares shall be determined pursuant to paragraph 3(c) below.

          c. ARBITRATION. If Red Hat and the Shareholder Representative cannot agree within the Retention Resolution Period, the number of Retained Shares shall be determined by arbitration as set forth in Section 11 below. The arbitrators shall deliver their decision in writing, which shall include a calculation of the number of Retained Shares, to Red Hat and the

     Shareholder Representative, and Red Hat shall distribute and/or retain in the escrow account such Escrow Shares in accordance with the decision of the arbitrators.

     4. TRANSFER OF ESCROW SHARES. Red Hat, upon becoming entitled to any Escrow Shares in accordance with the terms of this Escrow Agreement and the Merger Agreement, shall have full legal and beneficial ownership of such Escrow Shares, and may either cancel such shares, hold them in treasury or reissue them as it deems appropriate.

     5. TERMINATION OF ESCROW. This Escrow Agreement and the escrow account created hereby shall terminate upon delivery of all of the Escrow Shares pursuant to the terms of Section 3.

     6. AMENDMENT. This Escrow Agreement may be amended, modified or supplemented but only in writing signed by Red Hat and the Shareholder Representative.

     7. NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given or received: (a) when received if given in person; (b) when sent by telex, facsimile or other wire transmission to a party at the number listed below for such party; (c) two (2) Business Days after the day on which the same has been delivered prepaid to a national courier service or (d) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, at or to the following addresses:

          If to Red Hat:              Red Hat, Inc.
                                      2600 Meridian Parkway
                                      Research Triangle Park, NC 27713
                                      Attention: Counsel
                                      Facsimile: (919) 547-0024

          with a copy to:             Moore & Van Allen, PLLC
                                      One Hannover Square, Suite 1700
                                      P.O. Box 26507
                                      Raleigh, NC 26507
                                      Attention: Martin H. Brinkley, Esq.
                                      Facsimile: (919) 828-4254

          If to the Shareholders:     c/o Lawrence J. Weidman
                                      1252 Murray Hill Avenue
                                      Pittsburgh, PA 15217
                                      Facsimile: (412) 521-2994

           with a copy to:            Thorp Reed & Armstrong, LLP
                                      One Riverfront Center
                                      20 Stanwix Street
                                      Pittsburgh, PA 15222-4895
                                      Attention: Priscilla S. Johnson, Esq.
                                      Facsimile: (412) 394-2555

or to such other address as any party hereto may, from time to time, designate in writing delivered in a like manner to the other parties hereto.

     8. WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Escrow Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     9. ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no assignment of any rights or obligations shall be made by any party without the written consent of the other parties.

     10. APPLICABLE LAW. This Escrow Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina without giving effect to the principles of conflicts of law thereof.

     11. ARBITRATION. Any dispute, controversy or claim ("Dispute") arising out of or relating to this Escrow Agreement shall be finally and conclusively determined in accordance with the arbitration procedures set forth in Section
13.12 of the Merger Agreement.

     12. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement effective this 6th day of January, 2000.

                                       RED HAT, INC.

                                       By: /s/ Manoj George
                                           ------------------------------------
                                       Name: Manoj George
                                       Title: Chief Financial Officer

                                       SHAREHOLDERS REPRESENTATIVE:

                                       /s/ Lawrence J. Weidman
                                       ------------------------------------
                                       Lawrence J. Weidman

                                                                       EXHIBIT A

                                  ESCROW SHARES

                                          Number of Shares
                                            of Red Hat
Name of Shareholder                        Common Stock       Percentage of Total
-------------------                       -----------------   -------------------
Lawrence J. Weidman                          15,562                 32.5567%
L. Todd Masco                                14,672                 30.6935
Andrew M. Bressen                             3,317                  6.9383
Barbara Jean Masco Abdul-Malek                4,270                  8.9330
Stephen G. Wadlow                                17                  0.0347
Victoria Landgraf                               232                  0.4857
Gregory Plesur                                  580                  1.2143
Joshua Bluestein                                166                  0.3469
Robert Miles                                    580                  1.2142
Regis Donovan                                    83                  0.1735
Maurice Rickard                                  83                  0.1735
Andrew M. Boardman                               50                  0.1041
John G. Myers                                    56                  0.1180
Neil Masco                                       33                  0.0694
Richard Horn                                  1,658                  3.4691
Eleanor DeJulio                                   3                  0.0069
Robert A.  & Mary K. Cumming                     50                  0.1041
Frank J. DeJulio                                663                  1.3877
Robert Weidman                                  298                  0.6244
Clifford B. & Rosanne M. Levine                 995                  2.0815
Maria DiMaria                                    17                  0.0347
Marina LaCagnina                                  3                  0.0069
Douglas DeJulio                               2,521                  5.2731
R. Joseph Vetter                                249                  0.5204
Thomas G. Dopirak                                99                  0.2081
Jonathan L. Coburn                               83                  0.1735
Thomas N. Canfield                              553                  1.1564
Cynthia McMillin                                133                  0.2775
Andrew Plotkin                                  365                  0.7632
Thorp, Reed & Armstrong, LLP                    410                  0.8569

                   Totals                    47,801                100.0000%
                   ======                    ======                =========

                                     - 2 -
                                                                       EXHIBIT B


                              STOCK TRANSFER POWER

     FOR VALUE RECEIVED, the undersigned, Lawrence J. Weidman, as representative of the Shareholders (as defined in the Escrow Agreement, dated January ___, 2000, by and between Red Hat, Inc. and Lawrence J. Weidman, as Shareholder Representative), hereby assigns, transfers and conveys unto RED HAT, INC. [_______] shares of common stock, without par value, of RED HAT, INC., a Delaware corporation (the "COMPANY"), consisting of [_______] shares represented by Certificate No. [_______] of the Company registered in the name of the undersigned on the books of said Company, and does hereby irrevocably constitute and appoint _________________ attorney to transfer the foregoing on the books of the Company, with full power of substitution in the premises, hereby ratifying and confirming all that said attorney shall lawfully do by virtue hereof.

Dated: _____________________________


                                       ______________________________________
                                       Lawrence J. Weidman
                                       Shareholder Representative